Investor Solutions Filed Pursuant to Rule 433 Registration No. 333-169119 April 24, 2013 Equity Linked Structured Investments BARCLAYS

* Diversification does not protect against loss. Structured Investments of the same issuer expose the investor to the same credit risk. ** Any payment on a Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Structured Investments are not, either directly or indirectly, an obligation of any third party. The highly dynamic environment of todays financial markets creates new opportunities and challenges for investors. As a result, investors are looking for innovative ideas and creative solutions to mitigate risk and maximize return on their portfolios. A growing number of investors are seeking different, sophisticated strategies that could help them meet their financial goals. There is an increasing need for efficient financial products that may allow investors to realize higher yields, reduce their risk exposure and achieve access to a wider range of asset classes, such as international equities, commodities, foreign currencies and various market indices. Structured Investments may be one tool that investors can use to try to achieve these goals. Structured Investments may be designed to help investors meet their specific investment objectives and provide greater diversification* to their investment portfolios. Structured Investments encompass a variety of structures and terms. The most typical are structured notes, which consist of a debt security linked to the performance of a reference asset. The reference asset may consist of an equity security, equity index, commodity, commodity index, foreign currency exchange rate or a basket of the foregoing. Different Structured Investments may be designed to help investors try to reach various goals, including minimizing loss of principal**, generating higher yields or participating in enhanced returns. This presentation describes certain types of equity linked structured investments (Equity Linked Structured Investments) that may be utilized by investors to try to reach these goals. An investment in a Structured Investment involves certain risks. Please see Certain risk considerations in this presentation.

Equity Linked Investment Solutions 3 What is an Equity Linked Structured Investment and how does it work An Equity Linked Structured Investment offers investors participation in the performance of an equity-based reference asset. The reference asset may be a share of stock, an equitybased index, an exchange-traded fund, or a basket of the foregoing. Subject to the availability of insurance provided by the Federal Deposit Insurance Corporation for equity-linked certificates of deposit that may be issued by our affiliate, Barclays Bank Delaware, Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party, and any payment to be made on Equity Linked Structured Investments, including any principal protection feature provided at maturity, depends on the ability of the issuer to satisfy its obligations as they come due. Equity Linked Structured Investments may provide exposure to the upside performance of a reference asset and may also provide the investor with downside exposure to the negative performance of the reference asset. Equity Linked Structured Investments may, for example, offer limited protection (subject to the credit risk of the issuer) against a decline in the performance of the reference asset in the form of a buffer percentage, or they may offer enhanced participation (i.e., greater than 1-for-1 participation in the upside performance of the reference asset), typically subject to a cap or maximum return. The terms of any particular Equity Linked Structured Investment, including the amount and type of upside or downside exposure provided, will be described in the offering documents for that Equity Linked Structured Investment. You are urged to read carefully the offering documentation for any Equity Linked Structured Investment to understand its terms and associated risks, and you are urged to consult with your own advisors prior to investing in an Equity Linked Structured Investment.

4 Hypothetical Example of an Equity Linked Structured Investment Linked to an Index Assuming the investment is held to maturity*, there are different scenarios that could occur depending on the performance of the underlying equity index. The following provides hypothetical examples of several scenarios for an Equity Linked Structured Investment linked to an index. Hypothetical example An investor buys a five-year note linked to the XYZ Index (an equity index) and pays $1,000 per Note. The Notes feature an upside participation rate of 150%, subject to a maximum return of 25.00%, and a buffer percentage of 10.00%. The initial level of the index is 100.00 and the index performance is based on the percentage change in the level of the index from the initial level on the initial valuation date to the final level on the final valuation date. Accordingly, if the index performance is positive, the return at maturity will be equal to 150% times the basket return, subject to the maximum return of 25.00%. If the index performance is equal to or less than 0.00% but greater than or equal to -10.00%, the investor will receive the principal amount of their Notes at maturity with no additional return. If the index performance is less than -10.00%, the return at maturity is equal to the index performance plus 10.00%. The four scenarios with respect to this example shown on the following pages are for illustrative purposes only, and do not constitute a guaranteed return or performance with respect to any Equity Linked Structured Investment. * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity Linked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party.

Equity Linked Investment Solutions | 5 Scenario 1* On the final valuation date, the XYZ Index closed at 110, above the initial level of 100. Hypothetical payoff at maturity Because the index performance of 10.00% times the participation rate of 150% is less than the maximum return of 25.00%, the investor receives a payment at maturity of (a) $1,000 plus (b) $1,000 times the participation rate times the index performance, or $1,150.00 per $1,000 principal amount of the Note. Step 1: Calculate the index performance. Reference Asset Initial Level Final Level Index Performance XYZ Index 100 110 10.00% Step 2: Calculate the payment at maturity. Because the index performance times the participation rate is less than the maximum return of 25.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount times the participation rate times the index performance, calculated as follows $1,000 + [$1,000 x participation rate x index performance] = $1,000 + [$1,000 x 150% x 10.00%] = $1,150 Therefore, the payment at maturity would be $1,150 per $1,000 principal amount, representing a 15.00% return on the initial investment over the term of the Notes. iNDEX lEVEL tIME * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity LInked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party. The thick blue line in the graph above represents a hypothetical path taken by the XYZ Index over the five-year term of the Notes.

6 Scenario 2* On the final valuation date, the XYZ Index closed at 120, above the initial level of 100. Hypothetical payoff at maturity At maturity, the investor receives a payment of $1,250.00 per $1,000 principal amount of the Note, the maximum possible payment on the Notes. 60 70 80 90 100 110 120 130 iNDEX lEVEL tIME Step 1: Calculate the index performance. Reference Asset Initial Level Final Level Index Performance XYZ Index 100 120 20.00% The thick blue line in the graph above represents a hypothetical path taken by the XYZ Index over the five-year term of the Notes. Step 2: Calculate the payment at maturity. Because the index performance of 20.00% times the participation rate of 150% is greater than the maximum return of 25.00%, the investor receives a payment at maturity of $1,250.00 per $1,000 principal amount of the Note, the maximum possible payment on the Notes. * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity LInked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party.

Equity Linked Investment Solutions | 7 Scenario 3* On the final valuation date, the XYZ Index closed at 95, below the initial level of 100. Hypothetical payoff at maturity At maturity, because the performance is negative but not less than -10.00%, the investor would receive a payment of $1,000 per $1,000 principal amount of the Note. 60 70 80 90 100 110 120 iNDEX lEVEL tIME Step 1: Calculate the index performance. Reference Asset Initial Level Final Level Index Performance XYZ Index 100 95 -5.00% The thick blue line in the graph above represents a hypothetical path taken by the XYZ Index over the five-year term of the Notes. Step 2: Calculate the payment at maturity. Because the index performance of -5.00% is less than 0.00% but greater than -10.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%. * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity LInked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party.

8 Scenario 4* On the final valuation date, the XYZ Index closed at 80, below the initial level of 100. Hypothetical payoff at maturity At maturity, the investor would receive an amount less than the principal amount. In this case, the amount paid at maturity would be (a) $1,000 plus (b) $1,000 times the sum of the index performance and the buffer percentage, or $900 per $1,000 principal amount of the Note. Step 1: Calculate the index performance. Reference Asset Initial Level Final Level Index Performance XYZ Index 100 80 -20.00% Step 2: Calculate the payment at maturity. Because the index performance of -20.00% is less than -10.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount of the Notes multiplied by the sum of (i) the index performance and (ii) the buffer percentage, calculated as follows $1,000 + [$1,000 x (index performance + 10.00%)] = $1,000 + [$1,000 x (-20.00% + 10.00%)] $1,000 + [$1,000 x -10.00%] = $900 Therefore, the payment at maturity would be $900 per $1,000 principal amount, representing a -10.00% return on the initial investment over the term of the Notes. * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity LInked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party. 60 70 80 90 100 110 120 iNDEX lEVEL tIME The thick blue line in the graph above represents a hypothetical path taken by the XYZ Index over the five-year term of the Notes.

Equity Linked Investment Solutions | 9 Hypothetical Example of an Equity Linked Structured Investment Linked to a Basket of Indices The following example demonstrates hypothetical scenarios that may result from an investment in notes linked to a basket of equity indices, assuming that such notes are held to maturity. Hypothetical example An investor buys a five-year note linked to an equally weighted basket of hypothetical equity indices (the ABC Index, the XYZ Index, the ZYX Index and the AEI Index) and pays $1,000 per Note. The Notes feature an upside participation rate of 150%, subject to a maximum return of 20.00%, and a buffer percentage of 10.00%. The basket performance is equal to the average of the index performances for each of the basket components from the initial valuation date to the final valuation date for the Notes. Accordingly, if the basket performance is positive, the return at maturity will be equal to 150% times the basket return, subject to the maximum return of 20.00%. If the basket performance is equal to or less than 0.00% but greater than or equal to -10.00%, the investor will receive the principal amount of their Notes at maturity with no additional return. If the basket performance is less than -10.00%, the return at maturity is equal to the basket performance plus 10.00%. The four scenarios with respect to this example shown on the following pages are for illustrative purposes only, and do not constitute a guaranteed return or performance with respect to any Equity Linked Structured Investment.

10 Scenario 1* The basket performance is equal to 10.00%. Accordingly, the participation rate times the basket performance is less than the maximum return of 20.00%. Hypothetical payoff at maturity At maturity, the investor would receive an amount equal to (a) $1,000 plus (b) $1,000 times the participation rate times the basket performance, or $1,150 per $1,000 principal amount of the Note. 0$ 5$ 10$ 15$ 20$ 25$ bASKET PERFORMANCE tIME Step 1: Calculate the basket performance. Basket Component Initial Level Final Level Index Performance XYZ Index 1,000.00 1,150.00 15.00% ABC Index 10,000.00 11,000.00 10.00% ZYX Index 5,000.00 5,400.00 8.00% AEI Index 2,000.00 2,140.00 7.00% The basket performance is equal to the average of the index performances shown in the table above. Accordingly, the basket performance is equal to 10.00%. Step 2: Calculate the payment at maturity. Because the basket performance of 10.00% times the participation rate of 150% is less than the maximum return of 20.00%, the payment at maturity would be equal to (a) the principal amount of the Notes plus (b) the principal amount times the participation rate times the basket performance, calculated as follows $1,000 + [$1,000 x participation rate x basket performance] = $1,000 + [$1,000 x 150% x 10.00%] = $1,150 Therefore, the payment at maturity would be $1,150 per $1,000 principal amount, representing a 15.00% return on the initial investment over the term of the Notes. * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity LInked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party. The thick blue line in the graph above represents a hypothetical path taken by the Basket over the five-year term of the Notes.

Equity Linked Investment Solutions | 11 Scenario 2* The basket performance is equal to 15.00%. Accordingly, the participation rate times the basket performance is greater than the maximum return of 20.00%. Hypothetical payoff at maturity At maturity, the investor receives $1,200.00 per $1,000 principal amount of the Note, the maximum possible payment on the Notes. bASKET PERFORMANCE tIME 0$ 5$ 10$ 15$ 20$ 25$ Step 1: Calculate the basket performance. Basket Component Initial Level Final Level Index Performance XYZ Index 1,000.00 1,150.00 15.00% ABC Index 10,000.00 12,500.00 25.00% ZYX Index 5,000.00 6,500.00 30.00% AEI Index 2,000.00 1,800.00 -10.00% The basket performance is equal to the average of the index performances shown in the table above. Accordingly, the basket performance is equal to 15.00%. Step 2: Calculate the payment at maturity. Because the basket performance of 15.00% times the participation rate of 150% is greater than the maximum return of 20.00%, the investor receives a payment at maturity of $1,200.00 per $1,000 principal amount of the Note, the maximum possible payment on the Notes. * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity LInked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party. The thick blue line in the graph above represents a hypothetical path taken by the Basket over the five-year term of the Notes.

12 Scenario 3* The basket performance is -5.00%. Accordingly, the basket performance is negative but is not less than -10.00%. Hypothetical payoff at maturity At maturity, the investor would receive a payment of $1,000 per $1,000 principal amount of the Note. -15$ -20$ -10$ -5$ 0$ 5$ 10$ 15$ bASKET PERFORMANCE tIME Step 1: Calculate the basket performance. Basket Component Initial Level Final Level Index Performance XYZ Index 1,000.00 900.00 -10.00% ABC Index 10,000.00 10,050.00 5.00% ZYX Index 5,000.00 4,000.00 -20.00% AEI Index 2,000.00 2,100.00 5.00% The basket performance is equal to the average of the index performances shown in the table above. Accordingly, the basket performance is equal to -5.00%. Step 2: Calculate the payment at maturity. Because the basket performance of -5.00% is less than 0.00% but greater than -10.00%, the investor would receive a payment at maturity of $1,000. The return on the investment would be 0.00%. * An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity LInked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party. The thick blue line in the graph above represents a hypothetical path taken by the Basket over the five-year term of the Notes.

Scenario 4*

The basket performance is -20.00%. Accordingly, the basket performance is negative and is less than -10.00%.

Hypothetical payoff at maturity

At maturity, the investor would receive an amount less than the principal amount. In this case, the amount paid at maturity would be (a) $1,000 *plus* (b) $1,000 *times* the sum of the basket performance and the buffer percentage, or $900 per $1,000 principal amount of the Note.



5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-35%
Basket Performance
0
1
2
3
4
5
Time

The thick blue line in the graph above represents a hypothetical path taken by the Basket over the five-year term of the Notes.

Step 1: Calculate the basket performance.

Basket Component	Initial Level	Final Level	Index Performance
XYZ Index	1,000.00	800.00	-20.00%
ABC Index	10,000.00	7,000.00	-30.00%
ZYX Index	5,000.00	4,250.00	-15.00%
AEI Index	2,000.00	1,700.00	-15.00%

The basket performance is equal to the average of the index performances shown in the table above. Accordingly, the basket performance is equal to -20.00%.

Step 2: Calculate the payment at maturity.

Because the basket performance of -20.00% is less than -10.00%, the payment at maturity would be equal to (a) the principal amount of the Notes *plus* (b) the principal amount of the Notes *multiplied* by the sum of (i) the basket performance and (ii) the buffer percentage, calculated as follows

$1,000 + [$1,000 x (basket performance + 10.00%)] =

$1,000 + [$1,000 x (-20.00% + 10.00%)]

$1,000 + [$1,000 x -10.00%] = $900

Therefore, the payment at maturity would be $900 per $1,000 principal amount, representing a -10.00% return on the initial investment over the term of the Notes.

* An investor in Equity Linked Structured Investments should be willing to hold such investments to maturity. The investor may receive less, and possibly significantly less, than the amount invested if the investor sells the Equity Linked Structured Investments prior to maturity. Any payment on an Equity Linked Structured Investment, including any principal protection feature provided at maturity, is subject to the creditworthiness of the issuer. Equity Linked Structured Investments are not, either directly or indirectly, an obligation of any third party.

Equity Linked Investment Solutions | 13

14 Certain risk considerations Some of the risks related to Equity Linked Structured Investments are described below. Before investing in any Structured Investment, you should read the relevant prospectus or disclosure statement for a detailed explanation of the terms, risks, tax treatment and other relevant information of the investment. We also urge you to consult your financial, tax and legal advisors before investing. Credit of issuer The types of Equity Linked Structured Investments detailed in this document are senior unsecured obligations of the issuer, Barclays Bank PLC or Barclays Bank Delaware, as the case may be, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Equity Linked Structured Investments, including any payment of principal, depends on the ability of Barclays Bank PLC or Barclays Bank Delaware, as the case may be, to meet its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC or Barclays Bank Delaware, as the case may be, may affect the market value of the Equity Linked Structured Investments. In the event Barclays Bank PLC or Barclays Bank Delaware, as the case may be, were to default on its obligations, you may not receive the amounts owed to you under the terms of the Equity Linked Structured Investments. You may lose some or all of your initial investment The return at maturity, if any, on Equity Linked Structured Investments is linked to the performance of the reference asset to which the notes are linked. If the value of the reference asset decreases from its initial value to its final value by more than a certain percentage, you may lose some or all of your initial investment. No rights to the reference asset As a holder of the Equity Linked Structured Investments, you will not have any rights (including any voting rights or rights to receive cash dividends or other distributions) that the holders of any reference asset or components of the reference asset would have. Limited liquidity You should be willing to hold the Equity Linked Structured Investments to maturity. There may be little or no secondary market for the Equity Linked Structured Investments. Barclays Capital Inc. or other affiliates of Barclays Bank PLC or Barclays Bank Delaware, as the case may be, intend to make a secondary market in the Equity Linked Structured Investments. If they do, however, they are not required to do so and may stop at any time, and there may not be a trading market in the Equity Linked Structured Investments. If you sell Equity Linked Structured Investments prior to their maturity, you may have to sell them at a substantial loss.

Equity Linked Investment Solutions | 15 Certain built-in costs are likely to adversely affect the value of the Equity Linked Structured Investments prior to maturity The original issue price of the Equity Linked Structured Investments includes the agents commission and the cost of hedging our obligations under the Equity Linked Structured Investments. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Barclays Capital Inc. or other affiliates of Barclays Bank PLC or Barclays Bank Delaware, as the case may be, will be willing to purchase Equity Linked Structured Investments from you in secondary market transactions may be lower than the original issue price, and any sale prior to the maturity date of the Structured Investment could result in a substantial loss to you. Your own evaluation of the merits In connection with any purchase of a Structured Investment, we urge you to consult your own financial, tax and legal advisors as to the risks involved in an investment in the product and to investigate the reference asset and not rely on our views in any respect. You should make a complete investigation as to the merits of an investment in a Structured Investment before investing. Historical results not indicative of future performance The historical or hypothetical performance of the reference asset should not be taken as an indication of the future performance of the reference asset. It is impossible to predict whether the level, value or price of the reference asset will fall or rise during the term of the Equity Linked Structured Investments, in particular in the environment in recent periods which has been characterized by unprecedented volatility across a wide range of asset classes. Past fluctuations and trends in the reference assets are not necessarily indicative of fluctuations or trends that may occur in the future. Market risk The return, if any, on Equity Linked Structured Investments is dependent on the performance of the reference asset to which it is linked. Thus, changes in the level, value or price of the reference asset will determine the amount payable on the Structured Investment. Unless your Structured Investment is fully principal protected (in which case, all payments on the Structured Investment are subject to the credit risk of Barclays Bank PLC or Barclays Bank Delaware, as the issuer), if the level, value or price of the reference asset declines, you may lose some or all of your investment at maturity.

16 Price volatility Movements in the levels, values or prices of the reference assets and their respective components are unpredictable and volatile, and are influenced by complex and interrelated political, economic, financial, regulatory, geographic, judicial and other factors. As a result, it is impossible to predict whether the levels, values or prices of the reference assets will rise or fall during the term of the Equity Linked Structured Investments. Changes in the levels, values or prices of the reference assets will determine the payment on the Equity Linked Structured Investments. Therefore, you may receive less, and potentially substantially less, than the amount you initially invested in the Equity Linked Structured Investments if the levels, values or prices of the reference assets decline. Unless your Structured Investment is fully principal protected (in which case, all payments on the Structured Investment are subject to the credit risk of Barclays Bank PLC or Barclays Bank Delaware, as the issuer), you should be willing and able to bear the loss of some or all of your investment. Many unpredictable factors, including economic and market factors, will impact the value of the Equity Linked Structured Investments In addition to the level, value or price of the reference asset on any day, the market value of the Equity Linked Structured Investments will be affected by a number of economic and market factors that may either offset or magnify each other, including the expected volatility of the reference asset or its underlying components; the time to maturity of the Equity Linked Structured Investments; interest and yield rates in the market generally; a variety of economic, financial, political, regulatory or judicial events; supply and demand for the Equity Linked Structured Investments; and the creditworthiness of the issuer, including actual or anticipated downgrades in the credit ratings of the issuer.

Equity Linked Investment Solutions | 17 Potential conflicts of interests Barclays Bank PLC or Barclays Bank Delaware, as the case may be, or one of its affiliates could serve as the calculation agent for the Equity Linked Structured Investments. The calculation agent will make determinations related to the Equity Linked Structured Investments, including calculating the amounts payable to you under the Equity Linked Structured Investments and making judgments related to the levels, values, prices or any other affected variable under certain circumstances. Conflicts of interest may arise in connection with Barclays Bank PLC or Barclays Bank Delaware, as the case may be, or its affiliates performing the role of calculation agent under the Structured Investment. If the Structured Investment were linked to one or more Barclays indices, Barclays Bank PLC would be the index sponsor. The index sponsor is responsible for the composition, calculation and maintenance of the index and has the discretion in a number of circumstances to make judgments in connection with the composition, calculation and maintenance of the Index. The exercise of this discretion may present the index sponsor with significant conflicts of interest in light of the fact that Barclays Bank PLC or Barclays Bank Delaware, as the case may be, is the issuer of the Equity Linked Structured Investments. The index sponsor has no obligation to take the needs of any buyer, seller or holder of the Equity Linked Structured Investments into consideration at any time. In addition, Barclays Bank PLC or Barclays Bank Delaware, as the case may be, and its affiliates play a variety of roles in connection with the issuance of the Equity Linked Structured Investments, including hedging its obligations under the Equity Linked Structured Investments. In performing these duties, the economic interests of Barclays Bank PLC and its affiliates are potentially adverse to your interests as an investor in the Equity Linked Structured Investments. The Wealth and Investment Management division of Barclays may sell Equity Linked Structured Investments to certain of its customers and may receive compensation from Barclays, as the issuer of the Equity Linked Structured Investments, in this capacity The Wealth and Investment Management division of Barclays may offer Equity Linked Structured Investments to its clients and be compensated for doing so. The Wealth and Investment Management division of Barclays, functioning in the United States through Barclays Capital Inc., will be acting as agent for Barclays Bank PLC in connection with the distribution of Equity Linked Structured Investments to you and, as such, its role may create a potential conflict of interest. The Wealth and Investment Management division of Barclays is not acting as your agent or investment advisor, and is not representing you in any capacity with respect to any purchase of the Equity Linked Structured Investments by you. If you are considering whether to invest in Equity Linked Structured Investments through the Wealth and Investment Management division of Barclays, Barclays Bank PLC strongly urges you to seek independent financial and investment advice to assess the merits of such investment.

18 Earn success with Barclays Barclays Investor Solutions team is dedicated to providing a suite of tailored and innovative solutions to a wide range of financial professionals. We deliver practical solutions that benefit and make sense for our clients, including All Asset Classes and Structures Under One Roof SM Commitment to our clients: client service is the foundation for our success

Disclaimer Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offerings of the securities identified above. Before you invest, you should read the prospectus, the relevant prospectus supplement relating to the securities, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and the offerings identified above. Buyers should rely upon the prospectus, the relevant prospectus supplement, and any relevant free writing prospectus or pricing supplement for complete details (including the risk factors relating to the offering). You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Capital Inc., the Wealth and Investment Management Division of Barclays (WIM) or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, any final pricing supplement and any free writing prospectus, if you request it by calling your Barclays Capital Inc. sales representative or WIM Investment Representative, such dealer or 1-888-227-2275 (Extension 2-3430). A copy of the prospectus may be obtained from Barclays Capital Inc., 745 Seventh Avenue—Attn: US InvSol Support, New York, NY 10019. 2013 Barclays Bank PLC. All Rights Reserved.

P0501 | CSNY428011 v21 | April 2013 For more information, please contact us at: +1 212 528 7198 solutions@barclays.com barx-is.com Contacts